Exhibit 107

Calculation of Filing Fee Table

Post-Effective Amendment No. 2 to Form F-1 on Form F-3

(Form Type)

IDEX Biometrics ASA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Previously Paid	Equity	Ordinary shares, nominal value NOK 0.15 per ordinary share	457(c)	60,000,000(2)	$0.20(3)	$12,000,000(3)	$0.0001091	$1,310

Total Offering Amount						$12,000,000		$1,310

Total Fees Previously Paid								$1,310(4)

Total Fee Offsets								—

Net Fee Due								—

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), IDEX Biometrics ASA (the “Registrant”) is also registering an indeterminate number of additional ordinary shares, nominal value NOK 0.15 per ordinary share, of the Registrant (“Ordinary Shares”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents 60,000,000 Ordinary Shares registered for resale by the selling shareholder named herein. These Ordinary Shares are represented by American Depositary Shares, each of which represents 75 Ordinary Shares of the Registrant.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is calculated as the product of 60,000,000 Ordinary Shares and $0.20, which is the average of the high and low trading prices of the Ordinary Shares on Oslo Børs, a market operated by the Oslo Stock Exchange, on November 13, 2020 (such date being within five business days prior to the date that the initial registration statement on Form F-1 was filed with the Securities and Exchange Commission on November 18, 2020). The proposed maximum offering price is expressed in U.S. dollars based on an exchange rate of NOK 9.1658 per U.S. dollar, as reported by Bloomberg L.P., on November 13, 2020.

(4)

On November 18, 2020, the Registrant paid $1,310 in connection with the initial registration statement on Form F-1 relating to the total proposed maximum offering price of $12,000,000. No additional securities are being registered under this post-effective amendment to Form F-1 on Form F-3.